Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Stock Incentive Plan of Eleven Biotherapeutics, Inc. of our report dated April 2, 2018, with respect to the consolidated financial statements of Eleven Biotherapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
May 15, 2018